SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 13, 2002
                                                           -------------


                             DONALDSON COMPANY, INC.
          -------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



   Delaware                           1-7891                      41-0222640
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  (State of                   (Commission File No.)             (IRS Employer
Incorporation)                                               Identification No.)



                              1400 West 94th Street
                          Minneapolis, Minnesota 55431
                          ----------------------------
          (Address of principal executive offices, including zip code)


                                 (952) 887-3131
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last Report)


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Item 5. Other Events and Regulation FD Disclosure

         On June 13, 2002, Donaldson Company, Inc. (the "Company"), announced that it has signed a definitive agreement to acquire 100 percent of the shares of ultrafilter international AG ("ultrafilter"), headquartered in Haan, Germany, for 72 million euros. Privately held ultrafilter is a global leader in the design and manufacture of components, replacement parts and complete systems for the compressed air purification industry. ultrafilter operates in 30 countries.

         The transaction is expected to be complete in approximately 30 days and is subject to regulatory approval and other customary closing conditions.

         The Company's press release, which contains more information about ultrafilter and the transaction, is attached as exhibit 99.1 to this Report.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)  Exhibits.

      99.1 Press Release announcing signing of definitive agreement by Donaldson Company Inc. to acquire ultrafilter international AG, dated June 13, 2002



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DONALDSON COMPANY, INC.

                                          By /s/ Norman C. Linnell
                                             -----------------------------------
                                          Name: Norman C. Linnell
                                          Title: Vice President, General Counsel
                                                 and Secretary


Date: June 13, 2002


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


                                  EXHIBIT INDEX



Exhibit          Description                                                Page

99.1 Press Release announcing signing of definitive agreement by Donaldson Company Inc. to acquire ultrafilter international AG, dated June 13, 2002







                                       3